Exhibit 10.1

RESTRUCTURING AGREEMENT

RESTRUCTURING AGREEMENT (the “Agreement”) is made as of the              day of August, 2017, by and between, Delcath Systems, Inc., a Delaware corporation (the “Company”) and the investor signatory hereto (the “Investor”).

WHEREAS, reference is hereby made to that certain Securities Purchase Agreement, dated June 6, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the “Securities Purchase Agreement”), pursuant to which the Investor and such other buyers acquired (i) certain senior secured convertible notes (the “Notes”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) warrants to acquire shares of the Common Stock. Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

WHEREAS, as of the date hereof the Investor holds (i) such aggregate principal amount of Notes as set forth on the signature page of the Investor attached hereto consisting of (x) such aggregate Restricted Principal (as defined in the Notes) of Notes as set forth on the signature page of the Investor attached hereto (the “Restricted Notes”), secured by such aggregate cash amount held in a collateral account of the Company as set forth on the signature page of the Investor attached hereto (the “Restricted Cash”) and (y) such aggregate principal of Notes as set forth on the signature page of the Investor attached hereto (the “Unrestricted Notes”), (ii) such aggregate number of shares of Series A Convertible Preferred Stock issued by the Company to the Investor as set forth on the signature page of the Investor attached hereto (the “Series A Preferred Shares”) and (iii) such aggregate number of shares of Series B Convertible Preferred Stock issued by the Company to the Investor as set forth on the signature page of the Investor attached hereto (the “Series B Preferred Shares”). All terms used and not defined herein are used as defined in the Securities Purchase Agreement.

WHEREAS, the Company and the Investor desire to enter into this Agreement, pursuant to which, (a) on the date hereof the Company and the Investor shall take the following actions (the “Initial Restructuring”): (i) the Investor shall release restrictions on such aggregate amount of Restricted Cash as set forth on the signature page of the Investor attached hereto (the “Initial Release”), (ii) the Investor shall consent to the use of additional Restricted Cash to effect redemptions of the Series A Preferred Shares and the Series B Preferred Shares, (iii) the Investor shall cancel such aggregate principal of the Notes as set forth on the signature page of the Investor attached hereto (such portion of the Notes, the “Cancellation Note”), (iv) the Company shall redeem all the Series A Preferred Shares outstanding for a cash payment to the Investor of such aggregate amount of Restricted Cash (not included in the Initial Release) as set forth on the signature page of the Investor attached hereto (the “Series A Redemption Price”) and (v) the Company shall redeem the Series B Preferred Shares for a cash payment to the Investor of such aggregate amount of Restricted Cash (not included in the Initial Release) as set forth on the signature page of the Investor attached hereto (the “Series B Redemption Price”) and (b) upon the consummation of a reverse stock split of the Company’s Common Stock of at least twenty to one (the “Reverse Stock Split Event”, and such date, the “Reverse Stock Split Date”), the

Company and the Investor shall take the following actions (the “Additional Restructuring”, and together with the Initial Restructuring, the “Restructuring”): (i) the Investor shall consent to the use of Restricted Cash to effect redemptions of such aggregate Restricted Principal of the Restricted Notes as set forth on the signature page of the Investor attached hereto (such portion of the Restricted Notes, the “Redemption Notes”), (ii) the Company shall redeem the Redemption Notes for a redemption price as set forth on the signature page of the Investor attached hereto (the “Redemption Price”) and (iii) the Company shall exchange (the “Exchange”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, such aggregate Restricted Principal of the Restricted Notes as set forth on the signature page of the Investor attached hereto (such portion of the Restricted Notes, the “Exchange Notes”, and together with the Redemption Notes, the “Restructured Notes”) for new warrants to purchase such aggregate number of shares of Common Stock of the Company as set forth on the signature page of the Investor attached hereto (the “New Warrants”, as exercised, the “New Warrant Shares”, and the New Warrant Shares and the New Warrants are collectively referred to herein as the “Securities”)

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Rule 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 144(d)(3)(ii) of the 1933 Act.

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of Notes (each, an “Other Investor” and together with the Investor, the “Investors”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different holdings of such Other Investors and provisions to document that each such other Investor receives consideration thereunder in proportional economic value as provided to the Investor hereunder).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Initial Restructuring. On the date hereof, the Initial Restructuring shall occur and, in connection therewith, (a) as payment of the Series A Redemption Price and the Series B Redemption Price, (x) the Company and the Investor shall jointly instruct the Controlled Account Bank to wire such aggregate amount of Restricted Cash to the Investor equal to the sum of the Series A Redemption Price and the Series B Redemption Price, and (y) upon the Investor’s receipt of both the Series A Redemption Price and the Series B Redemption Price, the Series A Preferred Shares, the Series B Preferred Shares and the Cancellation Notes shall be deemed cancelled, including the extinguishment of all of the Investor’s rights under the Cancellation Notes (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of Common Stock with respect thereto). The remaining Restricted Notes and Unrestricted Notes shall remain outstanding until such time as they shall be converted, exchanged or redeemed in accordance therewith or herewith.

2. Additional Restructuring. On the Reverse Stock Split Date (or such other date and time as is mutually agreed to in writing by the Company and the Investor) (the “Closing Date”, and the Closing, the “Closing”), the Additional Restructuring shall occur and, in connection therewith, (a) the Company and the Investor shall jointly instruct the Controlled Account Bank to wire an amount of Restricted Cash equal to the Redemption Price to the Investor, (b) the Company shall wire any remaining unpaid Investor Counsel Expense to Kelley Drye & Warren LLP in accordance with any invoice therefore delivered to the Company and (c) the Exchange shall occur pursuant to Rule 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act. As part of the Exchange, the following transactions shall occur:

(a) Upon the Investor’s receipt of both the Redemption Price and the New Warrants, the Restructured Notes shall be deemed cancelled, including the extinguishment of all of the Investor’s rights under the Restructured Notes (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of Common Stock with respect thereto). The Unrestricted Notes and the remaining outstanding portion of the Restricted Notes that are not Restructured Notes (collectively, the “Remaining Notes”) shall remain outstanding after the Closing Date until such time as they shall be converted or redeemed in accordance therewith.

(b) On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the New Warrants and shall be entitled to exercise all of its rights with respect to the New Warrants, irrespective of the date the Company delivers the certificate(s) evidencing the New Warrants to the Investor.

(c) The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Additional Restructuring.

(d) The Restructuring shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178 on the Closing Date, or at such other time as the Company and the Investor mutually agree in writing, and may be undertaken remotely by electronic exchange of documentation.

(e) Notwithstanding the foregoing, if the Reverse Stock Split Event has not occurred on or prior to September 15, 2017, no Additional Restructuring shall occur without the prior written consent of the Investor.

3. Closing Conditions.

3.1 Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Additional Restructuring is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date).

(b) Issuance of Securities. At the Closing, the Company shall issue the New Warrants to the Investor in accordance herewith on the books and records of the Company and a new certificate with respect to the Remaining Notes, which shall be in form and substance satisfactory to the Investor (including, without limitation, agreement with the Investor on the calculations of the aggregate principal remaining thereunder).

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) Reverse Stock Split Event. The Reverse Stock Split Event shall have occurred.

3.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Additional Restructuring is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor, as of the date hereof and as of the Closing Date, that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Restructuring Documents (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

4.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Restructuring Documents (as defined below) and the performance of all obligations of the Company hereunder and thereunder, and the authorization of all the transactions contemplated by this Agreement, including, without limitation, the issuance of the New Warrants (and reservation for issuance of the New Warrant Shares), have been taken on or prior to the date hereof.

4.3 Valid Issuance of the New Warrants. The issuance of the New Warrants are duly authorized and upon issuance in accordance with the terms of the Restructuring Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Reverse Stock Split Event Date through and including the Closing Date, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of New Warrant Shares initially issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein and assuming a Cashless Exercise (as defined in the New Warrants) thereunder). Upon issuance or exercise in accordance with the New Warrants, the New Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The New Warrants will be freely tradable and shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend and upon exercise of the New Warrants (assuming a cashless exercise thereof), the New Warrant Shares will be freely tradable and shall not be required to bear any 1933 Act or other restrictive legend. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted New Warrant Shares (assuming a cashless exercise thereof or resale pursuant to an effective registration statement) that are freely tradable on the principal Eligible Market on which the Common Stock then trades without restriction and not containing any restrictive legend without the need for any action by the Investor.

4.4 Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Warrants. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby). The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the exchange and issuance of the New Warrants. The offer, exchange and issuance of the New Warrants as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

4.5 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

4.6 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4.7 Acknowledgment Regarding Investor’s Purchase of New Warrants. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the New Warrants (collectively, the “Restructuring Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Restructuring Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Restructuring Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the securities to be issued to the Investor pursuant to the terms and conditions set forth in this Agreement. The Company further represents to the Investor that the Company’s decision to enter into the Restructuring Documents has been based solely on the independent evaluation by the Company and its representatives.

4.8 Absence of Litigation. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, any securities of the Company or any of the Company’s officers or directors in their capacities as such.

4.9 No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

4.10 Validity; Enforcement; No Conflicts. This Agreement and each other Restructuring Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each other Restructuring Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.11 Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.12 Reaffirmation. The Company hereby: (x) reaffirms its Obligations (as defined in the Security Agreement), (y) further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement, each Guaranty and any other Security Document to Hudson Bay Master Fund Ltd., in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the Notes and (z) acknowledges that all of such Liens and all Collateral (as defined in the Security Agreement) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof. For the avoidance of doubt, each Transaction Document remains in full force and effect. The Company hereby acknowledges that the New Warrants are not in any way intended to impair or affect the Liens granted, pledged or assigned by the Company to the Collateral Agent for the holders of the Notes in accordance with the terms of the Security Documents.

5. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

5.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

5.2 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the New Warrants, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the New Warrants.

5.3 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Warrants or the fairness or suitability of the investment in the New Warrants nor have such authorities passed upon or endorsed the merits of the offering of the New Warrants.

5.4 Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each other Restructuring Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.5 Ownership of Securities. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Restricted Notes, Unrestricted Notes, Series A Preferred Shares and Series B Preferred Shares free and clear of all rights and Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Restructured Notes, Series A Preferred Shares and Series B Preferred Shares to the Company free and clear of any right or Lien.

5.6 Exemption; No Consideration. The Investor acknowledges and agrees that the Exchange is being made in reliance upon the exemption from registration provided by Rule 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act and the securities of the Company being issued to the Investor in the Exchange will be issued exclusively in the Exchange for the surrender and cancellation of the Exchange Notes and no other consideration has or will be paid to the Company for the New Warrants to effect the Exchange hereunder.

6. Additional Covenants

6.1 Disclosure. The Company shall, on or before 8:30 a.m., New York City time, on [    ]1 issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the New Warrants as exhibits thereto to the extent not previously filed with the SEC (such Current Report on Form 8-K with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the Form 8-K, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. In addition, effective upon the issuance of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand,

[1]	Insert date of the open of the Principal Market immediately following the time of signing of this Agreement shall terminate. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation, except this initial Form 8-K and any further disclosure in any Securities Act and Exchange Act filings covering the same subject matter.

6.2 Blue Sky. The Company shall make all filings and reports relating to each Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

6.3 Fees and Expenses. The Company shall reimburse Kelley Drye & Warren, counsel to the Investor, for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, in an amount not to exceed $20,000 (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company on the date hereof (or, with respect to invoices delivered to the Company after the date hereof, promptly upon receipt of an invoice therefore), whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.4 Holding Period. For the purposes of Rule 144 of the 1933 Act, the Company acknowledges that the holding period of the New Warrant (and upon exercise of the New Warrant (assuming a cashless exercise), the New Warrant Shares) may be tacked onto the holding period of the Exchange Note and, and the Company agrees not to take a position contrary to this Section 5.4. In addition, subject to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the New Warrant (and upon exercise of the New Warrant (assuming a cashless exercise), the New Warrant Shares) shall take on the unrestricted characteristics of the Exchange Note and the Company agrees not to take a position to the contrary.

6.5 Reservation of Shares. So long as any of the New Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of New Warrant Shares issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein and assuming a Cashless Exercise thereunder) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 6.5 be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of

New Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Restructuring Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

6.6 Partial Waiver; Floor Acknowledgement. The Investor hereby waives any right to adjust the Conversion Price (as defined in the Notes) solely as a result of any Dilutive Issuance (as defined in the Notes) arising from any securities redeemed, issued or exchanged in the Restructuring. The parties hereto acknowledge and agree that, with respect to the Notes, the “Conversion Price Floor” means $0.05, as adjusted upward for any reverse split of the Common Stock by the same factor as the ratio of the reverse split in question. For example, a twenty to one reverse stock split would adjust the Conversion Price Floor to $1.00.

7. Miscellaneous

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth in the Securities Purchase Agreement or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Effective as of the date hereof, with respect to any Pre-Installment Conversion Shares (as defined in the Notes) delivered to the Investor in excess of the related Post-Installment Conversion Shares (as defined in the Notes) occurring prior to the date hereof for any given Installment Date (as defined in the Notes), each party hereby waives the requirement in Section 8(b) of the Notes to apply such remaining Pre-Installment Conversion Shares against the Installment Amount (as defined in the Notes) due on a future Installment Date and the Investor shall instead be entitled to keep such excess Pre-Installment Conversion Shares as additional interest thereunder.

7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.8 Entire Agreement. This Agreement together with the other Restructuring Documents, represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Restructuring Documents.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12 Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the New Warrants.

7.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.15 Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

7.16 Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of the Securities Purchase Agreement, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any Exchange (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 6.16 shall apply similarly and equally to each Settlement Document.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

DELCATH SYSTEMS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name:
Title:

Aggregate Principal Amount of Cancellation Notes: $1,200,000	Aggregate Amount of Restricted Cash in Initial Release: $1,650,000
Aggregate Principal Amount of Notes: $11,444,637	Aggregate Amount of Restricted Cash: $10,092,857
Aggregate Principal Amount of Unrestricted Notes: $1,351,780	Aggregate Number of Series A Preferred Shares: 4,200
Aggregate Principal Amount of Restricted Notes: $10,092,857	Aggregate Number of Series B Preferred Shares: 2,006
Aggregate Principal Amount of Redemption Notes: $4,000,000	Aggregate Series A Preferred Redemption Price: $4.20
Aggregate Principal Amount of Exchange Notes: $2,436,852.80	Aggregate Series B Preferred Redemption Price: $2,006,000
Aggregate number of New Warrant Shares issuable upon exercise of New Warrants*: 40,000,000	Aggregate Redemption Price: $6,436,852.80

*	Without regard to any limitations on exercise set forth therein